Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-118128 on Form F-3 of our report dated May 18, 2006, related to the financial statements of Nordic American Tanker Shipping Limited for the year ended December 31, 2005, appearing in this Annual Report on Form 20-F of Nordic American Tanker Shipping Limited for the year ended December 31, 2005.



/s/  Deloitte Statsautoriserte Revisorer AS
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     Deloitte Statsautoriserte Revisorer AS


Oslo, Norway
June 30, 2006